Community Meeting
________ __, 2010
The shares of common stock being offered are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus that is part of a
Registration Statement filed with the SEC.
Exhibit 99.5

Forward-Looking Statements
This presentation contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions.  These forward-looking statements include:
•statements of our goals, intentions and expectations;
•statements regarding our business plans and prospects and growth and operating strategies;
•statements regarding the asset quality of our loan and investment portfolios; and
•estimates of our risks and future costs and benefits.
These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:
•our ability to manage our operations under the current adverse economic conditions nationally and in our market area;
•adverse changes in the financial industry, securities, credit and national and local real estate markets (including real estate values);
•changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments and inflation;
•further declines in the yield on our assets resulting from the current low market interest rate environment;
•risks related to high concentration of loans secured by real estate located in our market area;
•significant increases in our loan losses;
•potential increases in deposit and premium assessments;
•our ability to pay dividends and Oconee Federal, MHC’s ability to waive dividends;
•legislative or regulatory changes, including increased compliance costs resulting from the recently enacted financial reform legislation, that adversely affect our business and earnings;
•changes in the level of government support of housing finance;
•significantly increased competition with either depository and non-depository financial institutions;
•changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the authoritative accounting and auditing bodies;
•risks and costs related to becoming a publicly traded company; and
•changes in our organization, compensation and benefit plans.
Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-
looking statements.  Oconee Federal does not undertake, and specifically disclaims any obligation to update any forward-looking statements to reflect occurences or unanticipated events or circumstances after the date of such statements.

OconeeFederal
Savings and Loan Association

NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
Walhalla
Seneca
Westminster
Clemson
GEORGIA
SOUTH CAROLINA

OconeeFederal

Branch Locations
•
Main Office
115 E. North Second Street
Seneca, SC  29678
• Executive Office Annex
201 E. North Second Street
Seneca, SC  29678
• Seneca Branch
813 – 123 By-Pass
Seneca, SC  29678
• Wahalla Branch
204 W. North Broad Street
Wahalla, SC  29691
• Westminster Branch
111 W. Windsor Street
Westminster, SC  29693

Management Team
• T. Rhett
Evatt,
President & Chief Executive Officer and
Chairman of the Board of Directors
• Curtis T.
Evatt,
Executive Vice President & Chief Financial
Officer and Director
• Nancy T.
Carter,
Senior Vice President & Assistant Treasurer

Assets
$340,000
$320,000
$300,000
$280,000
$260,000
$240,000
$300,109
$296,872
$309,504
$311,584
$333,546
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Total Assets (In Thousands) 4

Other Assets, 2.2%
Cash & Investments, 18.6%
Loans, net, 79.2%
Cash & Investments
Loans, net
Other Assets

OconeeFederal

Asset Mix At June 30, 2010 5

Loans
$280,000
$260,000
$240,000
$220,000
$200,000
$180,000
$230,941
$234,855
$242,203
$245,969
$264,328
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Loans Receivable, net (In Thousands) 6

Non-Residential, 3.5%
Construction & Land, 2.0%
Home Equity, 0.2%
Consumer & Other, 0.4%
Multi-family, 0.1%
One-to-four family, 93.8%
One-to-four family
Multi-family
Home Equity
Non-Residential
Construction & Land
Consumer & Other

OconeeFederal

Loan Portfolio Mix As a % of Gross Loans at June 30, 2010 7

NPLs%
4.00%
3.00%
2.00%
1.00%
0.00%
0.30%
0.28%
0.52%
0.79%
1.49%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Non-Performing Loans to Total Loans 8

NPAs%
4.00%
3.00%
2.00%
1.00%
0.00%
0.23%
0.22%
0.43%
0.66%
1.42%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Non-Performing Assets to Total Assets 9

Deposits
$280,000
$260,000
$240,000
$220,000
$200,000
$180,000
$234,700
$237,091
$251,776
$252,750
$272,606
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Total Deposits (In Thousands) 10

NOW and Demand, 5.6%
MMDA, 3.4%
Regular Savings and Other, 11.8%
Certificates of Deposits - IRA, 21.8%
Certificates of Deposits - Other, 57.3%
NOW and Demand
MMDA
Regular Savings and Other
Certificates of Deposits - IRA
Certificates of Deposits - Other

OconeeFederal

Deposit Portfolio Mix At June 30, 2010 11

Equity
$60,000
$55,000
$50,000
$45,000
$40,000
$54,319
$56,273
$55,530
$57,068
$59,661
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Equity (In Thousands) 12

40.00%
35.00%
30.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
17.86%
5.00%
12.86%
37.64%
6.00%
31.64%
38.20%
10.00%
28.20%
Tier 1 (Core) Capital
Tier 1 Risk-Based Capital
Risk-Based Capital
Actual
Requirement
Excess Capital

OconeeFederal

Regulatory Capital Ratios At June 30, 2010 13

Net Income
$2,873
$1,768
$1,494
$2,316
$2,593
$3,000
$2,600
$2,200
$1,800
$1,400
$1,000
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Net Income (In Thousands) 14

NIM%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2.71%
2.25%
2.15%
2.65%
2.91%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Net Interest Margin (As a Percent of Average Assets) 15

ROAA%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.94%
0.59%
0.50%
0.76%
0.80%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Return on Average Assets 16

ROAE%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
5.34%
3.18%
2.67%
4.13%
4.43%
6/30/2006
6/30/2007
6/30/2008
6/30/2009
6/30/2010

OconeeFederal

Return on Average Equity 17

Pro Forma Data
At or For the Fiscal Year Ended June 30, 2010
Minimum of
Range
Midpoint of
Range
Maximum of
Range
Adjusted
Maximum of
Range
(Dollars in thousands, except per share amounts)
Shares Sold in Offering 1,346,400 1,584,000 1,821,600 2,094,840
Sale Price Per Share $         10.00 $         10.00 $         10.00 $         10.00
Gross Proceeds $       13,464 $       15,840 $       18,216 $       20,948
Pro Forma Stockholders' Equity $       69,812 $       71,757 $       73,704 $       75,942
Pro Forma Stockholders' Equity Per Share $         17.11 $         14.95 $         13.35 $         11.96
Pro Forma Earnings Per Share $           0.62 $           0.52 $           0.45 $           0.39
Price / Book Ratio 58.45% 66.89% 74.91% 83.61%
Price / Earnings Ratio 16.13 x 19.23 x 22.22 x 25.64 x
Fully-Converted Price / Book Ratio* 43.63% 48.17% 52.19% 56.27%
Fully-Converted Price / Core Earnings Ratio* 16.95 x 20.41 x 23.81 x 28.57 x
*  Assumes all shares were issued in the offering.
Pro Forma Total Shares Issued and Outstanding 4,080,000 4,800,000 5,520,000 6,348,000
(As a percent of Shares Issued and Outstanding)
Shares Sold in Offering 33.00% 33.00% 33.00% 33.00%
Shares Issued to Charitable Foundation 1.98% 1.98% 1.98% 1.98%
Shares Issued to Oconee Federal, MHC 65.02% 65.02% 65.02% 65.02%
Total Shares Issued and Outstanding 100.00% 100.00% 100.00% 100.00%

Dividend Policy
• We currently intend to declare and pay a quarterly cash
dividend on the common stock equal to $0.10 per share
following our board of directors’ review of our financial
condition and results of operations for the first full or partial quarter following the completion of the offering. This dividend represents a 4% annual yield
assuming a share price of
$10.00.
• The dividend rate and the continued payment of dividends will depend upon our board of directors’ consideration of a
number of factors that are disclosed more fully in the
Prospectus.
• There can be no assurance that our quarterly cash dividend will not be reduced or eliminated in future periods.

Preference Categories
1. Eligible Account Holders
Depositors who held at least $50 with us on June 30, 2009.
2. Employee Stock Ownership Plan (ESOP)
3. Supplemental Eligible Account Holders
Depositors, other than directors and officers of Oconee Federal Financial Corp. and
Oconee Federal Savings and Loan Association, who held at least $50 with us on
September 30, 2010, and do not qualify under priority (1) above.
4. Other Members
Depositors with us on [Voting record date], to the extent not already included in a prior category, and borrowers with us as of October 21, 1991 who maintain borrowings as of [Voting record date].
5. Local Community
Residents of Oconee and Pickens Counties, South Carolina.
6. General Community

Oconee Federal

Savings and Loan Association

"Serving Oconee County since 1924"

OconeeFederal

Thank you for your interest! 21